UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):       September 7, 2007 (August 31, 2007)
AirNet Systems, Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-13025	31-1458309

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7250 Star Check Drive, Columbus, Ohio 43217

(Address of principal executive offices) (Zip Code)
(614) 409-4900

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     As previously disclosed in the Quarterly Report on Form 10-Q of AirNet Systems, Inc. (“AirNet”) for the quarterly period ended June 30, 2007, filed with the Securities and Exchange Commission on August 14, 2007, AirNet continues to receive service cancellations from its bank customers. On August 31 and September 6, 2007, AirNet received written notices from two of its largest bank customers that they will be terminating a portion of the air transportation services provided by AirNet. During the three month and six month periods ended June 30, 2007, the transportation services being terminated by these customers accounted for approximately $1.7 million and $3.2 million of AirNet’s Bank Services revenues, respectively (including approximately $.3 and $.5 million of fuel surcharge revenues, respectively). These service terminations are scheduled to become effective at various dates in October and November, 2007.
     AirNet continues to review its route schedules and explore other pricing and cost reduction strategies to reduce the financial impact of revenue losses associated with the service cancellations. AirNet does not believe it will realize any significant cost reductions immediately following these service cancellations due to its continuing service commitments to other banking customers.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRNET SYSTEMS, INC.
Dated: September 7, 2007	By:	/s/ Gary W. Qualmann
Gary W. Qualmann
Chief Financial Officer, Treasurer and Secretary